Financial:
Tito Lima
Chief Financial Officer
717-735-4547 or tllima@sterlingfi.com

Media:
Mike Lambert
Director of Communications
717-735-5558 or mwlambert@sterlingfi.com

FOR IMMEDIATE RELEASE

Sterling Financial of Lancaster, PA Announces Capital Restoration on Track

LANCASTER, PA (June 26, 2007) – Sterling Financial Corporation of Lancaster, PA (NASDAQ: SLFI) announced in an 8-K filing today that it has made progress on its capital restoration plan by signing an $80 million credit agreement with Manufacturers and Traders Trust Company. The proceeds of the capital infusion will be used to reinforce the operating capital of its primary subsidiary, BLC Bank, N.A., and to repay outstanding debt of its Equipment Finance LLC affiliate.

“This is a significant milestone in executing the capital restoration plan we announced a month ago,” said J. Roger Moyer, Jr., president and chief executive officer of Sterling Financial Corporation. “It enhances the capital of our major subsidiary, BLC Bank, N.A., and it also demonstrates Sterling’s continuing ability to raise capital in the financial markets,” Moyer added.

Sterling’s capital restoration plan consists of several steps. The first step was the consolidation of bank charters, accomplished on May 25, 2007, which allows Sterling to use capital more efficiently. Subsequent steps included the halting of dividends for a period of time and infusing capital into BLC Bank. In addition, Sterling continues to explore other strategic options including raising capital for Sterling, the sale of one or more business units, or the sale of the company. These steps are designed to restore capital levels and to begin to rebuild shareholder value following the discovery of a sophisticated loan scheme at its EFI affiliate.

Sterling Financial Corporation (NASDAQ: SLFI) is a diversified financial services company based in Lancaster, Pa. Sterling Banking Services Group affiliates offer a full range of banking services in south-central Pennsylvania, northern Maryland and northern Delaware. The group also offers correspondent banking services in the mid-Atlantic region to other companies within the financial services industry, and banking related insurance services. Sterling Financial Services Group affiliates provide specialty commercial financing; fleet and equipment leasing; and investment, trust and brokerage services. Visit www.sterlingfi.com for more information.

Banking Services Group — Banks: Pennsylvania: Bank of Lancaster County*; Bank of Lebanon County*; PennSterling Bank*; and Pennsylvania State Bank*. Pennsylvania and Maryland: Bank of Hanover*. Maryland: Bay First Bank*. Delaware: Delaware Sterling Bank & Trust Company. Correspondent banking services: Correspondent Services Group (provider of Sterling services to other financial institutions). Insurance services: Lancaster Insurance Group, LLC (independent insurance agency) and Sterling Financial Settlement Services, LLC (title insurance agency).
* a division of BLC Bank, N.A.
Financial Services Group — Specialty commercial financing: Equipment Finance LLC (commercial financing company for the soft-pulp, logging and land-clearing industries, serving primarily the paper industry in the southeastern United States). Fleet and equipment leasing: Town & Country Leasing, LLC (nationwide fleet and equipment leasing/financing company). Trust, investment and brokerage services: Sterling Financial Trust Company (trust and investment services), Church Capital Management, LLC (registered investment advisor) and Bainbridge Securities Inc. (securities broker/dealer).

Forward-Looking Statements

Certain statements contained in this report are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including those that involve the risks, uncertainties and potential consequences relating to the findings of and any recommendations relating to the ongoing independent investigation regarding financial improprieties at Equipment Finance LLC, the Corporation’s expectations regarding the need to amend or restate its financial statements, the reasons for the amendments or restatements, the periods affected, the impact of the amended or restated financial information on the Corporation’s results and its expectations regarding the filing of the restated or amended financial statements. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, they may include the timing of the completion and results of the independent investigation, the Corporation’s completion of its accounting review and actions that may be taken or required as a result of the expected restatement or amendment, and implementation of remediation plans to enhance the Corporation’s internal control. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this report, as we can give no assurance that any goal, plan, date or target set forth in forward-looking statements can be achieved. The Corporation does not undertake to publicly update or revise these forward-looking statements even if future events or developments make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

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